UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

VIVEVE MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11388	04-3153858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 696-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 22, 2018, Viveve Medical, Inc. (the “Company”) held its annual meeting of the Company’s stockholders (the “Annual Meeting”). At the Annual Meeting, Ms. Lori Bush’s term as a member of the Company’s Board of Directors (the “Board”) expired and Ms. Bush did not stand for re-election.

On May 24, 2018, the Company notified The Nasdaq Stock Market LLC (“NASDAQ”) that this resignation had caused a compliance deficiency with NASDAQ Stock Market Rule 5605(b) requiring a majority-independent board. The Company counts three of its six remaining directors as independent. Accordingly, the Company communicated to NASDAQ that it intends to use the cure period under the rule, and has determined to cure noncompliance by actively looking to fill the vacancy with an independent director as soon as possible, or by the cure period deadline. Under the rule, the cure period runs until the earlier of the Company’s next annual shareholders’ meeting or one year from the occurrence of the event that caused noncompliance (i.e., until May 22, 2019) or the next annual shareholders’ meeting, provided that if the next annual shareholders’ meeting occurs less than 180 days following the event (i.e., by November 19, 2018), the Company shall instead have 180 days from the event to comply. As the Company does not expect its next annual shareholders’ meeting to occur before November 19, 2018, the Company expects May 22, 2019, to be the cure period deadline, and has determined to cure noncompliance by then.

On May 25, 2018, the Company received notice from NASDAQ that, due to this resignation, the Company no longer complied with the majority-independent board listing requirement of Rule 5605(b). However, NASDAQ provided the Company with a cure period consistent with the rule. Accordingly, as stated above, the Company intends to use the cure period and has determined to cure noncompliance by the earlier of May 22, 2019 or the Company’s next annual shareholders’ meeting.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 22, 2018, the Company held its Annual Meeting. At the Annual Meeting, the Company’s stockholders voted to: (1) elect one Class I director to hold office until the 2021 annual meeting or until the election and qualification of his successor; (2) ratify the appointment of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and (3) approve, on an advisory basis, the compensation of the Company’s named executive officers.

The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 16, 2018.

The number of shares of common stock entitled to vote at the Annual Meeting was 31,233,972. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 26,589,399. All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and all director nominees were elected.

The votes cast with respect to each matter voted upon are set forth below:

Proposal 1: Elect one Class I director to hold office until the 2021 annual meeting or until the election and qualification of his successor.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Daniel Janney	18,892,919	204,574	7,491,906

Proposal 2: Ratify the appointment of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,093,903	374,685	120,811	0

Proposal 3: Approve, on an advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,712,576	271,660	113,257	7,491,906

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2018	Viveve Medical, Inc.

	By:	/s/ Scott Durbin
Scott Durbin Chief Executive Officer